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                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 1999, relating to the financial statements and financial schedules of Mercury Interactive Corporation, which appears on Mercury Interactive Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.



/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
January 18, 2000